As filed with the Securities and Exchange Commission on June 2, 2003
                                                        Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           FIRST ALBANY COMPANIES INC.
             (Exact Name of Registrant as Specified in Its Charter)



           New York                                    22-2655804
(State or Other Jurisdiction of                     (I.R.S. Employer
Incorporation or Organization)                   Identification Number)

                               30 S. Pearl Street
                           Albany, New York 12207-1599
                                 (518) 447-8500
              (Address of Registrant's Principal Executive Offices)

                           FIRST ALBANY COMPANIES INC.
                          1999 LONG-TERM INCENTIVE PLAN

                            (Full Title of the Plans)

                              Stephen P. Wink, Esq.
                          Secretary and General Counsel
                           First Albany Companies Inc.
                               30 S. Pearl Street
                           Albany, New York 12207-1599
                                 (518) 447-8500

           (Name, Address, and Telephone Number of Agent for Service)


                           Copy of communications to:

                              Arthur H. Kohn, Esq.
                       Cleary, Gottlieb, Steen & Hamilton
                                One Liberty Plaza
                            New York, New York 10006
                                 (212) 225-2000


                         CALCULATION OF REGISTRATION FEE

========================================================================================================
                                                 Proposed maximum  Proposed maximum
    Title of securities          Amount to be     offering price       aggregate         Amount of
      to be registered           registered (1)     per share (2)    offering price   registration fee
--------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value         800,000           $9.625          $7,700,000          $622.93
--------------------------------------------------------------------------------------------------------

 (1) This Registration Statement covers 800,000 shares of Common Stock issuable upon exercise of options or covered under other awards granted pursuant to the First Albany Companies Inc. 1999 Long-Term Incentive Plan plus any additional shares of Common Stock which will become issuable under such plan by reason of any stock dividend, stock split, recapitalization or other similar transaction. This Registration Statement also covers the rights (the "Rights") attached to each share of Common Stock pursuant to the Rights Agreement dated March 30, 1998. Until the occurrence of certain specified events, the Rights are not exercisable, are evidenced by the certificates representing the shares and may be transferred only together with the shares.

(2) Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(h) under the Securities Act and based upon the average of the high ($9.77) and low ($9.48) prices of the Common Stock as reported on the NASDAQ National Exchange on May 23, 2003

                                Explanatory Note

         On March 10, 2003, the Board of Directors of First Albany Companies Inc. (the "Company") adopted an amendment to the Company's 1999 Long-Term Incentive Plan (the "Plan") to increase the maximum number of shares of the Company's Common Stock that may be issued pursuant to options or other awards granted under the Company's Plan by 800,000 to a total of 2,400,000 shares. The Company's shareholders approved the amendment to the Plan at the Company's Annual Meeting of Shareholders held April 29, 2003.

         The additional shares to be registered by this Registration Statement are of the same class as those securities covered by the Company's previously filed Registration Statements on Form S-8 filed on May 20, 1999 (Registration No. 333-78879) and July 31, 2002 (Registration No. 333-97465) with respect to the Plan (together, the "Prior Registration Statements"). This Registration Statement on Form S-8 has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of 1933 of an additional 800,000 shares of Common Stock issuable pursuant to options or other awards to be granted under the Plan, as so amended and restated. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements, made in connection with the Plan, including the periodic reports that the Company filed after the Prior Registration Statements to maintain current information about the Company, are incorporated herein by reference.

                                     Part II

Item 8.  Exhibits.

         In addition to the exhibits filed or incorporated by reference into the Prior Registration Statements, the following documents are filed as exhibits to this Registration Statement.


  Exhibit No.                         Description                                        Method of Filing
  -----------                         -----------                                        ----------------
5                Opinion of Cleary, Gottlieb, Steen & Hamilton as to     Filed herewith
                 the legality of the securities being registered

10               First Albany Companies Inc. 1999 Long-Term Incentive    Incorporated by reference to Exhibit 99(a) to
                 Plan                                                    the Registration Statement on Form S-8, filed
                                                                         with the Commission on July 31, 2002

23.1             Consent of Cleary, Gottlieb, Steen & Hamilton           Contained in the opinion filed as Exhibit 5

23.2             Consent of PricewaterhouseCoopers LLP                   Filed herewith

24               Power of Attorney                                       Included on the signature page

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned , thereunto duly authorized, in the City of Albany and the State of New York on the 2nd day of June, 2003.



                           FIRST ALBANY COMPANIES INC.
                              By
                                 /s/ Alan P. Goldberg
                                ------------------------------------------------
                                Name: Alan P. Goldberg
                                Title: President and Co-Chief Executive Officer

                                POWER OF ATTORNEY

         Know all men by these presents, that each officer or director of First Albany Companies Inc. whose signature appears below constitutes and appoints George C. McNamee and Alan P. Goldberg, and each of them acting singly, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, to sign for him and in his name, place and stead in any and all capacities indicated below, the Registration Statement on Form S-8 field herewith and any and all pre-effective and post-effective amendments and supplements to the said Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by each of the following persons in the capacities and on the dates indicated.


               Signature                                     Title                               Date
               ---------                                     -----                               ----


         /s/ George C. McNamee                                                              June 2, 2002
-----------------------------------------                                              -----------------------
           George C. McNamee                  Director, Chairman of the Board and
                                             Co-Chief Executive Officer (Principal
                                                      Executive Officer)

          /s/ Alan P. Goldberg                                                              June 2, 2002
-----------------------------------------                                              -----------------------
            Alan P. Goldberg              Director, President and Co-Chief Executive
                                                            Officer


         /s/ Steven R. Jenkins                                                              June 2, 2002
-----------------------------------------                                              ------------------------
           Steven R. Jenkins                  Chief Financial Officer (Principal
                                          Financial Officer and Principal Accounting
                                                           Officer)

      /s/ Walter W. Fiederowicz                                                             June 2, 2002
-----------------------------------------                                              -----------------------
         Walter W. Fiederowicz                             Director


    /s/  Nicholas A. Gravante, Jr.                                                          June 2, 2002
-----------------------------------------                                              -----------------------
       Nicholas A. Gravante, Jr.                           Director


       /s/ Hugh A. Johnson, Jr.                                                             June 2, 2002
-----------------------------------------                                              -----------------------
          Hugh A. Johnson, Jr.                             Director


           /s/ Dale Kutnick                                                                 June 2, 2002
-----------------------------------------                                              -----------------------
              Dale Kutnick                                 Director


         /s/ Shannon P. O'Brien                                                             June 2, 2002
-----------------------------------------                                              -----------------------
           Shannon P. O'Brien                              Director

                                  EXHIBIT INDEX

  Exhibit No.                         Description                                       Method of Filing
  -----------                         -----------                                       ----------------

5                Opinion of Cleary, Gottlieb, Steen & Hamilton as to     Filed herewith
                 the legality of the securities being registered

10               First Albany Companies Inc. 1999 Long-Term Incentive    Incorporated by reference to Exhibit 99(a) to
                 Plan                                                    the Registration Statement on Form S-8, filed
                                                                         with the Commission on July 31, 2002

23.1             Consent of Cleary, Gottlieb, Steen & Hamilton           Contained in the opinion filed as Exhibit 5

23.2             Consent of PricewaterhouseCoopers LLP                   Filed herewith

24               Power of Attorney                                       Included on the signature page
